                                                                    EXHIBIT 99.4


                     AMERICAN COMMUNICATIONS SERVICES, INC.


                        OFFER TO EXCHANGE ITS REGISTERED
               12 3/4% JUNIOR REDEEMABLE PREFERRED STOCK DUE 2009
                       FOR ANY AND ALL OUTSTANDING SHARES
                               OF ITS OUTSTANDING
               12 3/4% JUNIOR REDEEMABLE PREFERRED STOCK DUE 2009


To Our Clients:


     Enclosed for your consideration is a Prospectus, dated December   , 1997
(the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of American Communications Services, Inc. (the "Company") to exchange its registered 12 3/4% Junior Redeemable Preferred Stock due 2009 (the "New Preferred Stock") for any and all outstanding shares of its 12 3/4% Junior Redeemable Preferred Stock due 2009 (the "Old Preferred Stock"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of October 16, 1997, between the Company and the Initial Purchaser thereto.



     This material is being forwarded to you as the beneficial owner of the shares of Old Preferred Stock carried by us in your account but not registered in your name. A TENDER OF SUCH SHARES OF OLD PREFERRED STOCK MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.



     Accordingly, we request instructions as to whether you wish us to tender on your behalf the shares of Old Preferred Stock held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.



     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the shares of Old Preferred Stock on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will
expire at 5:00 p.m., New York City time, on      --       , 1998, (the
"Expiration Date") (20 business days following the commencement of the Exchange Offer) unless extended by the Company. Any shares of Old Preferred Stock tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.


     Your attention is directed to the following:


          1. The Exchange Offer is for any and all shares of Old Preferred
     Stock.


          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions."


          3. Any transfer taxes incident to the transfer of shares of Old Preferred Stock from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.


          4. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.


     If you wish to have us tender your shares of Old Preferred Stock, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER SHARES OF OLD PREFERRED STOCK.

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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER


     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by American Communications Services, Inc. with respect to its shares of Old Preferred Stock.



     This will instruct you to tender the shares of Old Preferred Stock held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.



     Please tender the shares of Old Preferred Stock held by you for my account as indicated below:



                                                       TOTAL SHARES OF OLD PREFERRED STOCK
                                                  ---------------------------------------------
12 3/4% Junior Redeemable Preferred Stock due
  2009.......................................
                                                  ---------------------------------------------

[ ] Please do not tender any shares of Old
    Preferred Stock held by you for my
    account.

Dated:, 1998
                                                  ---------------------------------------------

                                                  ---------------------------------------------
                                                                  SIGNATURE(S)

                                                  ---------------------------------------------

                                                  ---------------------------------------------

                                                  ---------------------------------------------
                                                            PLEASE PRINT NAME(S) HERE

                                                  ---------------------------------------------

                                                  ---------------------------------------------
                                                                   ADDRESS(ES)

                                                  ---------------------------------------------
                                                      AREA CODE(S) AND TELEPHONE NUMBER(S)

                                                  ---------------------------------------------
                                                  TAX IDENTIFICATION OR SOCIAL SECURITY NO(S).



     None of the shares of Old Preferred Stock held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the shares of Old Preferred Stock held by us for your account.